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                                                                EXHIBIT 23.1


The Board of Directors
Wintrust Financial Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wintrust Financial Corporation ("Wintrust") of our report dated March 18, 1997, relating to the consolidated financial statements of Wintrust as of and for the year ended December 31, 1996, as filed with the Securities and Exchange Commission on or about March 28, 1997 as Exhibit
13.1 to Form 10-K and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        KPMG PEAT MARWICK LLP




Chicago, Illinois
August 11, 1997